SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.     )

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INTERNATIONAL TEXTILE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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INTERNATIONAL TEXTILE GROUP, INC.

804 Green Valley Road, Suite 300

Greensboro, North Carolina 27408

(336) 379-2865

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being furnished by the Board of Directors of International Textile Group, Inc. to holders of shares of common stock, par value $0.01 per share (“Common Stock”) and Series A convertible preferred stock, par value $0.01 per share (the “Series A Preferred Stock” and, together with the Common Stock, the “Stock”) of the Company. The terms “ITG,” “Company,” “we,” “us” or “our” refer to International Textile Group, Inc.

The purpose of the Information Statement is to notify our stockholders that, on May 14, 2008, we obtained the approval, by way of written consent (the “Written Consent”) from certain affiliates of Wilbur L. Ross, Jr., the Chairman of our board of directors (“WLR”), which, collectively, hold 14,334,154 shares of Common Stock and 8,568,126 shares of Series A Preferred Stock, together representing 87.4% of the total voting power of our Company, of the approval and ratification of our 2008 Equity Incentive Plan (the “2008 Equity Plan”).

Our Board of Directors has previously approved the 2008 Equity Plan (a copy of which is attached hereto as Appendix A) and recommended that the 2008 Equity Plan be submitted for stockholder approval. Accordingly, all necessary corporate approvals in connection with such actions have been duly obtained. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the Delaware General Corporation Law (the “DGCL”) are afforded to our stockholders as a result of our receipt of the Written Consent.

The Information Statement is being sent to our stockholders to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Section 228(e) of the DGCL.

The Written Consent was executed by WLR on May 14, 2008, which is the record date for the determination of stockholders entitled to receive the Information Statement. On May 14, 2008, there were 17,469,333 shares of Common Stock and 8,740,054 shares of Series A Preferred Stock outstanding, each of which would have been entitled to one vote at a meeting called to approve and ratify the 2008 Equity Plan. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about May 20, 2008. The Written Consent will not become effective until the day which is 20 calendar days after the mailing of this Information Statement to our stockholders.

We will pay all costs associated with the distribution of this Information Statement including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Stock.

May 20, 2008	By Order of the Board of Directors,

/s/ JOSEPH L. GORGA
Joseph L. Gorga President and Chief Executive Officer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock as of May 14, 2008 by (1) each person (including any group deemed a “person” under Section 13(d)(3) of the Exchange Act) known to ITG to beneficially own more than 5% of ITG’s Common Stock, (2) ITG’s chief executive officer, chief financial officer and three other most highly compensated executive officers in 2007 (the “Named Executive Officers”), (3) ITG’s directors and (4) all directors and current executive officers of ITG as a group. This table is based upon information supplied to ITG by its officers, directors and principal stockholders, and Schedules 13D and 13G filed with the Securities and Exchange Commission (“SEC”), as applicable.

Name, and Address of Beneficial Owners Over 5%	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock (1) Beneficially Owned	Percent of Common Stock Beneficially Owned	Percent of Series A Preferred Stock Beneficially Owned	Percent of Total Voting Power Beneficially Owned
Wilbur L. Ross, Jr. and Affiliated Entities (2) c/o WL Ross & Co. LLC 600 Lexington Avenue, 19th Floor New York, New York 10022	14,334,154	8,568,126	82.1%	98%	87.4%

Joseph L. Gorga (3)	177,393	—	*	—	*
Gary L. Smith (4)	61,674	—	*	—	*
John L. Bakane (5)	69,936	—	*	—	*
Georg Saint-Denis	—	85,964	—	*	*
Kenneth T. Kunberger (6)	39,354	—	*	—	*
Stephen W. Bosworth (7)	23,511	—	*	—	*
Michael J. Gibbons (8)	—	—	—	—	—
David H. Storper (8)	—	—	—	—	—
Daniel D. Tessoni	—	—	—	—	—
David L. Wax (8)	—	—	—	—	—
Pamela K. Wilson (8)	—	—	—	—	—
All directors and current executive officers as a group (20 persons) (9)	14,839,464	8,740,054	85.0%	100%	90%

*	Represents less than 1% of the outstanding class of Stock.
(1)	Shares of Series A Preferred Stock vote together with shares of Common Stock on all matters submitted to a vote of the Company’s stockholders. Each share of Stock is entitled to one vote per share on all such matters.
(2)	WLR Recovery Fund II, L.P. (“Fund II”) directly owns 268,243 shares of Common Stock, WLR Recovery Fund, III, L.P. (“Fund III”) directly owns 4,356,639 shares of Common Stock and International Textile Holdings, Inc. (“Holdings”) directly owns 9,709,272 shares of Common Stock of the Company. Fund II is the majority stockholder of Holdings, WLR Recovery Associates II LLC (“Associates II”) is the general partner of Fund II and WLR Recovery Associates III LLC (“Associates III”) is the general partner of Fund III. Wilbur L. Ross, Jr. is the managing member of Associates II and of Associates III. Accordingly, Associates II, Associates III and Mr. Ross may be deemed to share voting and dispositive power over the shares of Common Stock owned by Fund II, Fund III and Holdings. Fund II directly owns 2,951,408.79 shares of Series A Preferred Stock, Fund III directly owns 3,734,983.46 shares of Series A Preferred Stock, and WLR/GS Master Co-Investment, L.P. (“Co-Investment L.P.”) directly owns 1,881,734.12 shares of Series A Preferred Stock, of the Company. In addition to being the managing member of Associates II and Associates III, Mr. Ross has certain voting and dispositive power with respect to securities owned by Co-Investment L.P. As a result, Mr. Ross may be deemed to beneficially own such shares of Series A Preferred Stock. To the extent Mr. Ross is deemed to beneficially own any of the foregoing shares, he disclaims such ownership.

(3)	Consists of 106,858 vested shares of restricted Common Stock and currently exercisable options to purchase up to 70,535 shares of Common Stock.
(4)	Consists of 38,163 vested shares of restricted Common Stock and currently exercisable options to purchase up to 23,511 shares of Common Stock.
(5)	Consists of 38,028 vested shares of restricted Common Stock and currently exercisable options to purchase up to 31,908 shares of Common Stock.
(6)	Consists of 22,897 vested shares of restricted Common Stock and currently exercisable options to purchase up to 16,457 shares of Common Stock.
(7)	Consists of currently exercisable options to purchase up to 23,511 shares of Common Stock.
(8)	Excludes shares beneficially owned by entities affiliated with Wilbur L. Ross, Jr. Mr. Ross is the chairman and chief executive officer of WLR, which provides certain management and/or consulting services to the entities described in note (2) above. Mr. Wax is a Managing Director of WLR. Ms. Wilson is a Senior Vice President of WLR. Mr. Storper is a Senior Managing Director of WLR. Mr. Gibbons is the Chief Financial Officer of WLR. Each of Mr. Wax, Ms. Wilson, Mr. Storper and Mr. Gibbons disclaims beneficial ownership of all shares held by affiliates of Mr. Ross.
(9)	See notes (1)-(8).

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The members of the Compensation Committee of the Board of Directors of the Company who participated in the review, discussion and recommendation with respect to the compensation matters addressed herein have reviewed and discussed with the management of the Company the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K/A.

Stephen W. Bosworth, Chairman

Wilbur L. Ross, Jr.

David L. Wax

David Storper

Effective April 1, 2008, Dr. Daniel D. Tessoni was appointed as a member of the Compensation Committee. Dr. Tessoni did not participate in any of the review, discussion or recommendations with respect to the compensation matters addressed herein.

Compensation Discussion and Analysis

Overview

The following compensation discussion and analysis provides an overview of the Company’s compensation objectives and policies, the elements of compensation that we generally provide to our executive officers, and the material factors that were considered in making the decisions to pay the various elements of compensation for service to the Company in 2007. Following this discussion, we have provided a series of tables containing specific information about the compensation earned by and paid to the following individuals in 2007, whom we refer to as our Named Executive Officers:

•	Joseph L. Gorga, President and Chief Executive Officer;

•	Gary L. Smith, Executive Vice President and Chief Financial Officer;

•	John L. Bakane, President, Cone Denim;

•	Georg Saint-Denis, President, Automotive Safety Europe and Automotive Safety Asia; and

•	Kenneth T. Kunberger, President, Burlington WorldWide.

The Compensation Committee of the Board of Directors (the “Committee”) has the responsibility to formulate and approve the annual compensation for the Company’s executive officers. The Committee currently consists of Messrs. Bosworth, Ross, Jr., Wax, Storper and Dr. Tessoni.

The Company’s compensation program for executive officers, including the Named Executive Officers, is designed to attract and retain key individuals who can further the strategic objectives of the Company. Additionally, the program is designed to motivate those key employees to achieve specified organizational goals and to reward them for superior performance. Individual compensation elements are designed to reward both short and long-term performance with the goal of increasing stockholder value over the long term. The Company encourages equity ownership among its executives through, among other things, periodic stock-based incentive awards and related mandatory holding periods for certain of the equity award grants made to executive officers of the Company.

Background

Prior to the completion of the merger between the Company and a company formerly known as International Textile Group, Inc. (“Former ITG”) on October 20, 2006 (the “Combination”), all of the Named Executive Officers other than Mr. Saint-Denis were officers of Former ITG, and all compensation paid for services prior to such date for those individuals was paid by Former ITG. Beginning on October 20, 2006, all of the Named Executive Officers, other than Mr. Saint-Denis, began their service as officers of the Company, and all compensation paid for services on or after such date was paid by the Company.

In April 2007, the Company completed the acquisition (the “BST Acquisition”) of BST U.S. Holdings LLC (n/k/a ITG Automotive Safety Holdings LLC, “BST Holdings”), which owned the business and operations of BST Safety Textiles Holdings GmbH (“BST Safety Textiles”). Prior to the completion of the BST Acquisition, Mr. Saint-Denis was an officer of BST Safety Textiles, and all compensation for services prior to such date was paid by BST Holdings. Beginning in April 2007, Mr. Saint-Denis began his service as an officer of the Company, and all compensation paid for services thereafter was paid by the Company.

Effective December 31, 2007, John L. Bakane, who served as President—Cone Denim, retired from the Company.

On April 18, 2008, Gary L. Smith announced his decision to resign from his positions as Executive Vice-President and Chief Financial Officer, and as a director, of the Company effective as of May 31, 2008.

Overview of Compensation and Process

The elements of the Company’s executive compensation program are: base salary, an annual incentive opportunity, long-term equity awards, retirement and other benefits, and perquisites. Taken together, these elements are designed to attract and retain the necessary executive talent, reward annual performance, provide incentives for a balanced focus on the Company’s long-term strategic goals, and provide incentives to increase stockholder value, all as described below. Further, the Company is party to employment agreements with each of the Named Executive Officers, each of which provides for a negotiated contractual level of base salary and, in some instances, certain other mandated compensation. Within any parameters set out in an applicable employment agreement, the Committee determines the overall level and mix of compensation for each executive officer based upon a number of factors it deems relevant, including corporate or business unit performance against established goals, the market environment in which the Company operates, the performance of general management responsibilities, and the required efforts necessary for the attainment of long-term strategic goals. The Committee desires to couple base salaries with compelling incentive opportunities based on the achievement of short-term annual goals. The Committee also considers periodic equity incentive awards to provide long-term incentives to increase the value of the Company for its various stakeholders. For executive officers, the combined potential for annual cash incentive awards and long-term equity incentive awards can, in some years, comprise a substantial portion of total annual compensation.

Role of Executive Officers and Outside Parties in Compensation Decisions

The Committee makes all compensation decisions for the Company’s executive officers and approves recommendations regarding annual incentive and equity awards to all of the Company’s executives. While the Chief Executive Officer makes recommendations to the Committee regarding base salary adjustments, annual incentive awards, and equity awards for all Company executives other than himself, the Committee has the final authority to make these decisions, and may accept, reject or modify any of the CEO’s recommendations.

With respect to 2007 compensation matters, the Committee engaged the services of Mercer Human Resource Consulting LLC (“Mercer”) to advise the Committee on matters pertaining to the Company’s executive compensation program. Among other items, Mercer was engaged to review the participation levels and structure of the Company’s annual incentive compensation program, to provide guidance regarding potential structures and participation levels within any new long-term incentive plan, and to assess the competitiveness of base salary levels of the Company’s executive officers. As a part of its engagement, Mercer remains available to consult with the Committee on an ongoing basis.

Components of Compensation

Base Salary

The base salary is the fixed portion of an executive’s annual compensation and is intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his position with the Company. Within the negotiated parameters established in each executive officer’s employment agreement, the Chief Executive Officer makes periodic recommendations to the Committee concerning base salaries and salary adjustments for executives (other than with respect to his own base salary), and the Committee reviews those recommendations and, in its sole discretion, approves adjustments as it deems appropriate. The Chief Executive Officer and the Committee in 2007 considered, and in the future may consider, factors such as recent individual performance, comparison with other executives with similar responsibilities either at the Company or at other comparable market companies, changes in job scope or responsibilities, other recent salary adjustments and information related to total compensation provided by market relevant companies (in the form of third party salary surveys or similar instruments) in determining base salary adjustments for executive officers. For these purposes, “market” is generally described as companies of similar size, whether or not they are manufacturing companies, other manufacturers of non-durable goods generally, and other textile manufacturers. In addition, for certain executive positions, “market” may not be limited to companies within the Company’s industry or solely to manufacturing companies, as the skills necessary for these positions may not be industry or segment specific. For 2007, the Committee also reviewed certain salary survey information provided by Mercer, which included information from Mercer’s benchmark database, in its review of executive officer base salaries. Based on this market information, Mr. Kunberger’s individual performance assessment, and the increase in responsibilities as a result of certain business unit reorganizations, the Chief Executive Officer recommended and the Committee approved an increase in base salary for Mr. Kunberger effective May 1, 2007. In light of the continued efforts related to the Company’s international initiatives, domestic restructurings, compliance and integration activities, the CEO did not recommend, and the Committee did not make, any other adjustments to base salaries in 2007.

The Committee, in its sole discretion, but within the negotiated parameters contained in the Chief Executive Officer’s employment agreement, is responsible for establishing the base salary level for the Chief Executive Officer. The Committee in 2007 considered, and in the future may consider, factors such as individual performance, market information and third party salary surveys, among other factors, in establishing the base salary for the Chief Executive Officer. At its meeting on February 21, 2008, the Committee reviewed the base salary of the Chief Executive Officer. After considering the Company’s overall performance, the CEO’s individual performance to date, and any recent salary adjustments, along with certain information provided by Mercer, which included information from Mercer’s benchmark database concerning salary surveys and information for chief executive officers in companies within the Company’s “market,” as described above, the Committee determined to increase the base salary of the Chief Executive Officer to an annual level of $660,000.00 effective January 1, 2008.

Annual Incentive Compensation

Unlike base salary, which is fixed, annual incentive compensation is intended to vary as a direct reflection of Company and individual performance over a twelve-month period. The Company’s Management Incentive Plan (the “MIP”) is designed to reward executive officers and other top managers in the form of cash bonuses for the achievement of annual financial and other operating goals. The Committee, with input from the Chief Executive Officer, annually establishes certain performance measures and operating goals for the MIP and establishes payout levels under the MIP for the Company’s executive officers. For 2007, the goals established under the MIP were based on Earnings before Interest, Taxes, Depreciation, Amortization and Restructuring

charges (“EBITDAR”) both at the operating unit or division level and for the Company as a whole. For certain internal reporting purposes, management uses EBITDAR as the relevant financial metric because it excludes certain non-cash and restructuring charges that management believes are not as relevant to the long-term operating performance of the Company for current assessments. As a result, the Committee has determined that EBITDAR is an appropriate measurement on which to set payout levels under the MIP. Goals also included certain key management objectives which varied by business unit and individual. These key management objectives related to, among other things, the Company’s international initiatives, domestic restructuring, compliance and integration related activities. “Threshold,” “Target” and “Excellence” levels of performance, based on EBITDAR were established for the Company as a whole and for each operating unit in the Company. Payout opportunities for each level of performance were established by the Committee and expressed as a percentage of base salary. For the Chief Executive Officer, the “Threshold” incentive opportunity was established at 37.5% of base salary, the “Target” incentive opportunity was established at 75% of base salary, and the “Excellence” incentive opportunity was established at 150% of base salary. For the Chief Financial Officer, the “Threshold” incentive opportunity was established at 30% of base salary, the “Target” incentive opportunity was established at 60% of base salary and the “Excellence” incentive opportunity was established at 120% of base salary. For division presidents, the “Threshold” incentive opportunity was established at 25% of base salary, the “Target” incentive opportunity was established at 50% of base salary and the “Excellence” incentive opportunity was established at 100% of base salary. For 2007, the Committee chose to reduce the “Target” incentive opportunity by 50% for all MIP participants, including all Named Executive Officers, reflecting the fact that the Company remained in transition with its strategic objectives and had not achieved desired earnings levels. The “Threshold” incentive opportunity level was also reduced to 33% of the 2007 adjusted “Target.” The “Excellence” incentive opportunity level remained unchanged. For the Chief Executive Officer and Chief Financial Officer, 75% of “Target” incentive opportunity was based on total Company EBITDAR and 25% on certain key management objectives. For division presidents, 15% of “Target” incentive opportunity was based on total Company EBITDAR, 70% on business unit EBITDAR, and 15% on certain key management objectives. The Committee is exclusively responsible for establishing the performance objectives and payout levels for the Chief Executive Officer. For the Chief Executive Officer, performance measures were comprised of total EBITDAR for the Company and certain key management objectives. At the completion of each fiscal year, the Committee reviews the Company’s actual results in comparison to established performance measures and operating goals and decides on the appropriate level of the Company’s incentive awards to be paid in light of all relevant factors.

Based on the Company’s progress in achieving certain EBITDAR levels in particular business units and certain key management objectives, the Committee awarded payments under the MIP to certain executive officers and other participants, including the Chief Executive Officer as set out in the “Summary Compensation Table” which follows this discussion. Such awards for executive officers and other participants (other than himself) were recommended by the Chief Executive Officer and approved by the Committee. The Committee exclusively determined the level of incentive payment for the Chief Executive Officer.

Equity Incentive Awards

Long-term equity incentive awards, which have historically been made in the form of grants of options exercisable for Common Stock or awards of restricted shares of Common Stock, have been granted with the intent to reward performance over a multi-year period with clear links to long-term stockholder value. The Committee believes that awards with a substantial risk of forfeiture in the shorter-term help to focus the executive officers on long-term value, and also provide retention benefits. With the goal of providing executive officers with a stake in the Company and encouraging participants to focus on long-term Company performance, the Committee has, in the past, elected to make awards in the form of restricted stock and non-qualified stock options. The realized compensation from these incentives will vary as a reflection of stock price over time. Historically, the Committee has considered general information concerning marketplace trends in deciding whether to grant long-term incentive awards, but there has been no established formula, policy or timeframe for the granting of individual awards to executive officers. Instead, the Committee has chosen to make periodic award grants based on the level of job responsibility of the proposed recipient, the potential for the recipient’s performance to assist in the attainment of long-term goals and the perceived importance of retaining the recipient’s services. Since the completion of the Combination, the Company has not had availability under any of its equity incentive plans to make grants of any plan-based awards.

With respect to awards made to certain executive officers, including the Named Executive Officers who have received awards to date, restricted stock grants have historically contained a “holding requirement” obligating the recipient to hold 50% of the awarded shares for a period ranging from four to seven years from the date of the grant. For the Named Executive Officer recipients, this holding period is seven years.

In 2007, in recognition of the fact that the Company does not currently have the availability under any of its equity incentive plans to grant plan-based awards, the Committee worked with Mercer to assess marketplace trends concerning equity and equity-based compensation, to consider various design alternatives of long-term incentive plans, and to evaluate market competitive participation levels. On April 1, 2008, the Board of Directors approved the Company’s 2008 Equity Incentive Plan. Approval and adoption of the plan remains subject to stockholder approval.

The Committee expects that it will consider specific grants under the Company’s 2008 Equity Incentive Plan at the conclusion of the stockholder approval process.

Perquisites

The Company provides the Named Executive Officers and certain other executive officers with perquisites that the Company and the Committee believe are reasonable and consistent with its overall compensation objectives. The Committee periodically reviews the type and amount of perquisites provided or made available to executive officers. The Committee believes that such perquisites should be competitive in value, type and amounts as compared to the market comparable companies, described above. In this light, the Company does not provide supplemental pension arrangements or post-retirement health coverage to executives.

Perquisites provided in 2007 included car allowances or a company car, supplemental long-term disability coverage, accident insurance, and supplemental life insurance benefits.

Post-Employment Compensation

The Company does not provide supplemental pension arrangements or post-retirement health coverage for executive officers or any other employees. However, executives, and all other U.S. employees, are eligible to participate in the Company’s tax-qualified Section 401(k) defined contribution plan. Under this plan, the Company provides a matching contribution of 100% of the first 3% of the participant’s eligible compensation which is contributed to this plan, and 50% of the next 2% of the participant’s eligible contributed compensation up to the federal limits on earnings and contributions. All Named Executive Officers other than Mr. Saint-Denis (who is based in Germany and thus not eligible to participate) participated in this 401(k) plan during 2007 and received matching contributions in accordance with this matching formula.

Nonqualified Deferred Compensation

The Company does not provide an active, ongoing nonqualified deferred compensation plan for the benefit of its executives or any other employees. In connection with the completion of the Combination, the Company assumed, and maintains, a legacy deferred compensation, or “KEYSOP” plan. This KEYSOP plan no longer allows deferrals, and there are only three remaining participants under this KEYSOP plan, none of whom are executive officers of the Company.

Tax and Accounting Implications

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that a corporation may not deduct remuneration in excess of $1 million that is paid to certain individuals. The Company believes that compensation paid under its incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to recognize meritorious performance or to ensure competitive levels of total compensation for its executives.

In connection with this review in 2007, the Committee determined that it was in the Company’s best interests to pay the income tax consequences that otherwise would be required of the Named Executive Officers as a result of the continued holding period requirement imposed in connection with the grant of equity incentive awards when the vesting and restriction requirements had lapsed. The amounts are set out in the notes to the “Summary Compensation Table,” below. The Committee maintains the discretion to review and consider this matter in the future as it deems it appropriate.

Employment Agreements, Termination of Employment Arrangements and Change of Control Payments

The Company is party to employment agreements with each of the Named Executive Officers. These agreements contain terms which the Committee believes are consistent with the overall compensation objectives of the Company and are necessary to attract and retain superior executive talent willing to focus on the long-term success of the Company. In connection with the adjustment to his base salary made in February 2008, Mr. Gorga’s employment agreement was extended to a term of four years. The employment agreements with Messrs. Smith and Kunberger have a term of two years, and each agreement has an automatic one year renewal unless either the applicable executive or the Company gives the other party three months’ notice of non-renewal. In the case of Mr. Saint-Denis, his agreement became effective April 1, 2007 and has a term of four years from that effective date. His agreement has an automatic one year renewal which takes effect beginning with the third anniversary of the agreement.

The agreements with Messrs. Gorga, Smith, and Kunberger provide that the parties will be eligible to receive severance payments in the event of a termination without “cause” (as defined in each employment agreement) or a termination for “good reason” (as defined in each employment agreement). In the event of a termination without “cause” or with “good reason,” the applicable Named Executive Officer is entitled to a payment equal to two times his then-current base salary plus two times the average of the Named Executive Officer’s previous three years annual bonus (except in the case of Mr. Gorga, who would be entitled to four times his base salary, and four times the average of his previous three years’ annual bonus in such event). Further, if the Company chooses not to renew an agreement, that Named Executive Officer would be entitled to one year’s base salary plus the average of his previous three years’ annual bonus (except for Mr. Gorga, who would be entitled to three times his base salary and three times the average of his previous three years’ annual bonus in such event). The executive’s medical and dental coverage would also continue during the severance period.

The agreement for Mr. Saint-Denis provides that the Company would have a continued obligation to pay his annual salary through the end of the term of his agreement in the event of a termination of employment for reasons other than his voluntary resignation, “cause” (as defined in the agreement), disability, or death. The Company would not have an obligation to continue variable compensation, but would have an obligation to continue supplemental medical benefits, accident insurance, and direct insurance for the balance of the term of the agreement.

These severance payments would also be due to the executives as outlined above in the event of termination without cause or for good reason (whether or not in connection with a change of control, as defined in each employment agreement) of the Company. In addition to the severance payments noted above, all unvested equity awards for the Named Executive Officers would become fully vested and the holding requirement would cease to apply in the event of a change of control of the Company.

Had a change of control occurred in 2007 and had their employment been terminated on December 31, 2007, each of the Named Executive Officers would have been eligible to receive the amounts set forth in the table below.

Potential Payments Upon Termination or a Change of Control

Name and Principal Position	Salary ($)	Bonus ($) (1)	Benefits ($) (2)	Equity Incentive Payout ($) (3)	Total ($)
Joseph L. Gorga (4)	$1,800,000	$447,301	$41,429	$106,857	$2,395,587
President and Chief Executive Officer
Gary L. Smith	$800,000	$149,040	$21,606	$38,163	$1,008,809
Executive Vice President and Chief Financial Officer
John L. Bakane	$1,099,992	$213,358	$27,619	$31,041	$1,372,010
Former President, Cone Denim
Georg Saint-Denis	$1,100,993	$0	$0	$0	$1,100,993
President, Automotive Safety Europe and Automotive Safety Asia
Kenneth T. Kunberger	$660,000	$151,667	$27,619	$22,899	$862,185
President, Burlington Worldwide

Notes:

1.	For Mr. Gorga, represents the average bonus payment for the years 2005, 2006, and 2007 multiplied by 3 years. For Messrs. Smith, Bakane and Kunberger, represents the average bonus payment for the years 2005, 2006 and 2007 multiplied by 2 years. Under Mr. Saint-Denis’ agreement, there is no obligation for continued payment of variable compensation following termination.
2.	Consists of medical and dental coverage for 3 years (in the case of Mr. Gorga) or 2 years (in the case of each of Messrs. Smith, Bakane and Kunberger) based on the 2008 COBRA rates (less a 2% administrative fee). For Mr. Saint-Denis, consists of premiums for direct insurance (pension), accident insurance, and supplemental medical insurance.
3.	Reflects the accelerated vesting of all unvested equity incentive awards at December 31, 2007 based on the closing price of $3.00 per share of the Company’s Common Stock on the Over-the-Counter Bulletin Board on such date. The number of unvested equity incentive awards for each participating Named Executive Officer at December 31, 2007 was as follows: Mr. Gorga, awards representing 35,619 shares; Mr. Smith, awards representing 12,721 shares; Mr. Bakane, awards representing 10,347 shares; and Mr. Kunberger, awards representing 7,633 shares.
4.	As described above, subsequent to December 31, 2007, certain changes were made to Mr. Gorga’s employment agreement, which changes would have increased the potential payments described herein if in effect as of such date.

Mr. Bakane retired from the Company at December 31, 2007.

On April 18, 2008, Mr. Smith announced his decision to resign from his positions as Executive Vice President and Chief Financial Officer, and as a director, of the Company, effective as of May 31, 2008 (the “Resignation Date”). Mr. Smith will continue to serve in his current positions, including as the Company’s principal financial officer, until May 31, 2008. In connection with his resignation, Mr. Smith entered into a Separation Agreement (the “Separation Agreement”) with the Company.

Pursuant to the Separation Agreement, Mr. Smith is entitled to receive (i) an amount equal to his current base compensation, together with a cash payment representing two times his average annual bonus payments for the last three fiscal years (less applicable withholding and other customary reductions), paid in various installments through May 31, 2010, and (ii) various additional amounts, including for his unused vacation days. In addition, all of Mr. Smith’s stock options and restricted stock awards will vest on the Resignation Date, and will remain subject to the terms and conditions of the Company’s equity incentive plans pursuant to which such grants were made, except for specified provisions requiring forfeiture in the event of certain terminations. In addition, Mr. Smith is entitled to continued participation in certain health, life insurance and other employee benefit programs through May 31, 2010.

Except as provided above pursuant to the Separation Agreement, Mr. Smith is not entitled to receive any other payments from the Company related to the termination of his employment, including, without limitation, any payments that would otherwise be required pursuant to the Employment Agreement, effective as of January 1, 2005, between Mr. Smith and the Company.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to, or earned by, our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Joseph L. Gorga	2007	$600,000	$0	$103,298	$106,649	$150,000	$0	$106,349	$1,066,296
President and Chief Executive Officer	2006	$600,000	$0	$177,918	$21,034	$0	$0	$164,233	$963,185

Gary L. Smith	2007	$400,000	$0	$36,894	$35,548	$0	$0	$55,970	$528,412
Executive Vice President and Chief Financial Officer	2006	$400,000	$0	$63,541	$7,011	$65,000	$0	$76,656	$612,209

John L. Bakane	2007	$549,996	$0	$54,836	$91,842	$40,000	$0	$53,799	$790,473
Former President, Cone Denim	2006	$549,996	$0	$51,681	$6,661	$35,000	$0	$70,761	$714,098

Georg Saint-Denis	2007	$338,767	$0	$0	$0	$100,000	$0	$124,764	$563,531
President, Automotive Safety Europe and Automotive Safety Asia	2006	$291,282	$0	$0	$0	$195,912	$0	$15,060	$502,255

Kenneth T. Kunberger	2007	$320,000	$0	$22,133	$24,884	$150,000	$3,842	$43,114	$563,973
President, Burlington Worldwide division	2006	$300,000	$0	$38,124	$4,908	$40,000	$(1,166)	$55,521	$437,387

Notes:

1.	Represents the value per share ($5.80) of restricted stock which vested in 2007 in accordance with FASB Statement No. 123(R), Share Based Payment. For Mr. Bakane, also represents the value per share ($3.00) of shares vested as of 12/31/2007.
2.	Amounts have been calculated utilizing the relevant provisions of FASB Statement 123(R), Share Based Payment. See Note 14 in the notes to consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used in determining the value of option awards.
3.	Represents payments made under the Management Incentive Plan.
4.	Represents payments made by the Company to reimburse such individuals for their income taxes due as a result of the vesting of certain restricted stock grants in 2007 as follows: for Mr. Gorga, $74,228; for Mr. Smith, $26,511; for Mr. Bakane, $21,560; and for Mr. Kunberger, $15,904. For Messrs. Gorga, Smith, Bakane and Kunberger, also includes Company matching contributions to the Company’s 401(k) Savings Plan in 2007, car allowances, premiums for supplemental long-term disability coverage, and premiums for supplemental life insurance benefits. For Mr. Saint-Denis, 2007 figures include a special one-time payment in connection with the completion of the BST Acquisition in the amount of $73,645 and payment for vacation time not taken in the amount of $31,946. For Mr. Saint-Denis, also includes the value of a Company-provided car and premiums for supplemental medical, accident and direct insurance (pension).

Grants of Plan Based Awards

As described in more detail above, the Company does not currently have availability under any of its equity incentive plans to, grant any plan-based equity incentive awards. As a result, no award grants were made in 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to all unexercised stock options and unvested restricted stock grants previously awarded to the Named Executive Officers as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Joseph L. Gorga	70,535	30,229	0	$10.10	9/26/2015	35,619	$106,857	0	$0
Gary L. Smith	23,511	10,076	0	$10.10	9/26/2015	12,721	$38,163	0	$0
John L. Bakane	31,908	0	0	$10.10	6/28/2008	0	$0	0	$0
Georg Saint-Denis	0	0	0	—	—	0	0	0	$0
Kenneth T. Kunberger	16,457	7,053	0	$10.10	9/26/2015	7,633	$22,899	0	$0

Notes:

1.	One-half (1/2) of these options will vest on September 30 of each of 2008 and 2009.
2.	The restrictions on one-half (1/2) of these shares will lapse on September 30 of each of 2008 and 2009.
3.	Share value is determined by multiplying the closing price of the Company’s Common Stock on the Over-the-Counter Bulletin Board on December 31, 2007 ($3.00) by the number of shares.

Option Exercises and Stock Vested

The following table includes certain information with respect to options exercised and the number of shares of the Company’s Common Stock acquired upon the lapse of certain restrictions thereon by the Named Executive Officers during the fiscal year ended December 31, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Joseph L. Gorga	0	$0	17,810	$103,298
Gary L. Smith	0	$0	6,361	$36,894
John L. Bakane	0	$0	15,520	$61,044
Georg Saint-Denis	0	$0	0	$0
Kenneth T. Kunberger	0	$0	3,816	$22,133

Notes:

1.	Underlying value of vested shares on vesting date was $5.80. For J. Bakane, shares vested at termination valued at $3.00.

Pension Benefits

The Company does not maintain any active, ongoing nonqualified deferred compensation plan. The Company maintains a legacy deferred compensation plan, the Retirement System of Burlington Industries LLC and Affiliated Companies (the “Plan”). The Plan is a defined benefit pension plan covering certain employees of International Textile Group, Inc. and affiliated companies. The Plan was amended effective October 1, 2003 to suspend employee contributions, and to prevent participation from new members, effectively “freezing” the Plan. The Plan provides an annual benefit payable to an eligible member at age 65 equal to the greater of (a) the sum of (i) the number of years of the member’s continuous participation prior to October 1, 1984, multiplied by the sum of 0.75% of the first $12,000 of such pension’s annual salary at September 30, 1984, plus 1.5% of the excess over $12,000, and (ii) one-half of the member’s contributions after September 30, 1984, (b) one-half of the member’s total contributions or (c) an amount determined under applicable Federal law requiring a minimum return on a participant’s personal contributions. This benefit represents a life annuity with a guaranteed minimum return on personal contributions and may, at the participant’s election, be paid as a lump sum.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Joseph L. Gorga	N/A	N/A	N/A	N/A
Gary L. Smith	N/A	N/A	N/A	N/A
John L. Bakane	N/A	N/A	N/A	N/A
Georg Saint-Denis	N/A	N/A	N/A	N/A
Kenneth T. Kunberger	The Retirement System of Burlington Industries LLC and Affiliated Companies	9	$42,915	$0

Notes:

1.	The present value calculation is based on the accounting cost assumptions used for the Company’s year-end disclosure statement under FASB Statement No. 158 for 2007.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties as directors as well as the expertise and knowledge required. Compensation levels are reviewed periodically by the Board of Directors and adjusted as deemed appropriate. Executive officers who serve as directors of the Company are not entitled to additional compensation for such services. Historically, non-employee directors of the Company generally were entitled to cash compensation for their agreement to provide services to the Company. Subsequent to the Combination and prior to July 1, 2007, the Company paid non-employee directors an annual retainer of $30,000 for service as a member of the Board of Directors and a fee of $1,500 for each meeting attended. In addition, the Company paid a fee of $1,500 for each Committee meeting attended, including telephonic meetings. The Board of Directors has deemed it appropriate that only non-employee directors who are not affiliated with WLR should receive compensation for service as a member of the Board. In 2007, the Company engaged the services of Mercer to review its director compensation program to determine its competitiveness relative to other public companies. Mercer conducted a study on behalf of the Company and provided both survey information and recommendations for consideration. As a result of this study and the recommendations from Mercer, the Board authorized modifications to the Director Compensation program effective July 1, 2007. Under this program, each non-employee director not affiliated with WLR now receives an annual retainer of $40,000 for services as a director. In addition to this retainer, each of those directors receives $1,500 per day for all committee meetings attended in person, and $750 per day for all meetings attended by telephone or video conference. Further, the Chair of the Audit Committee receives an annual retainer of $10,000 and the Chair of the Compensation Committee receives an annual retainer of $5,000. All fees are paid on a quarterly basis. The Company also reimburses non-employee directors for expenses incurred in attending board and committee meetings.

In addition, in 2007, Messrs. Bosworth and Tessoni served as members of a special committee of the Board of Directors in connection with the consideration of certain transactions that involved various activities of the Company. In exchange for such services, Messrs. Bosworth and Tessoni each received additional fees of $15,000.

The Company also maintains a “Stock Option Plan for Non-Employee Directors,” under which non-employee directors were historically eligible to be granted non-qualified stock options as approved by the Committee. No additional awards are allowed under this plan. As described elsewhere, subject to stockholder approval, the Board has adopted the Company’s 2008 Equity Incentive Plan, which includes the ability to grant to outside, independent directors such form of compensation in the future.

The amounts set out in the table below include all amounts paid to current members of the Company’s Board of Directors in 2007 for their service as a board member of the Company.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Stephen W. Bosworth	$76,000	$35,548	$111,548
Michael J. Gibbons	$0	$0	$0
Joseph L. Gorga	$0	$0	$0
Wilbur L. Ross, Jr.	$0	$0	$0
Gary L. Smith	$0	$0	$0
David H. Storper	$0	$0	$0
Daniel D. Tessoni	$91,250	$0	$91,250
David L. Wax	$0	$0	$0
Pamela K. Wilson	$0	$0	$0

1.	Amount has been calculated in accordance with the relevant provisions of FASB Statement No. 123(R), Share Based Payment. See Note 14 in the notes to consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the value of option awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, Messrs. Ross, Jr., Bosworth, Storper and Wax, none of whom are officers or employees of the Company, were members of the Compensation Committee of the Company’s Board of Directors. Effective April 1, 2008, Dr. Tessoni was appointed as a member of the Compensation Committee. None of the Compensation Committee members serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

WLR provides advisory services to us (consisting of consulting and advisory services in connection with strategic and financial planning, investment management and administration and other matters relating to our business and operations of a type customarily provided by sponsors of U.S. private equity firms to companies in which they have substantial investments, including any consulting or advisory services that the Board of Directors reasonably requests). In return for such services, WLR is paid a quarterly fee of $500,000 and is reimbursed for any reasonable out-of-pocket expenses (including expenses of third-party advisors retained by WLR). Wilbur L. Ross, Jr. (chairman), Michael J. Gibbons, David H. Storper, David L. Wax and Pamela K. Wilson, each members of our board of directors, are the chairman and chief executive officer, chief financial officer, senior managing director, managing director and senior vice president, respectively, of WLR.

At March 2, 2007, the Company was the obligor under various unsecured subordinated demand notes owed to WLR Recovery Fund II, L.P. (“Fund II”). At March 2, 2007, the aggregate amount of principal and accrued interest owed under such notes was approximately $68 million. WLR Recovery Associates II LLC (“Associates II”) is the general partner of Fund II. Wilbur L. Ross, Jr. is the managing member of Associates II. On March 2, 2007, the Company entered into a Debt Exchange Agreement (the “Debt Exchange Agreement”) with Fund II. Pursuant to the Debt Exchange Agreement, the Company repaid and had discharged its obligations under such indebtedness in exchange for the issuance of an aggregate of 2,719,695 shares of Series A convertible preferred stock (the “Series A Preferred Stock”) of the Company. From January 1, 2006 until March 2, 2007, such indebtedness bore interest at a rate of 4.78%, compounded semiannually. During this period, the maximum amount of principal outstanding was approximately $68 million, and the Company had not paid any principal or interest. The board of directors of the Company formed a special committee, consisting of the members of the board who were not affiliated with Mr. Ross, and the special committee, along with its independent legal and financial advisors, negotiated and approved the terms and conditions of the Debt Exchange Agreement.

Also on March 2, 2007, the Company issued and sold an aggregate of 2.0 million shares of Series A Preferred Stock at a price of $25.00 per share, for a total purchase price of $50.0 million, to certain entities affiliated with Wilbur L. Ross, Jr., pursuant to the terms and conditions of a Subscription Agreement (the “Subscription Agreement”). The Company issued and sold 266,000 of such shares to WLR Recovery Fund III, L.P. (“Fund III”). WLR Recovery Associates III LLC (“Associates III”) is the general partner of Fund III. Mr. Ross is the managing member of Associates III. The Company issued and sold the remaining 1,734,000 shares of Series A Preferred Stock to WLR/GS Master Co-Investment, L.P. (“Co-Investment L.P.”). WLR provides certain investment management and advisory services to Co-Investment L.P., and Mr. Ross may be deemed to have voting or dispositive power over such shares. The board of directors of the Company formed a special committee, consisting of the members of the board who were not affiliated with Mr. Ross, and the special committee, along with its independent legal and financial advisors, negotiated and approved the terms and conditions of the Subscription Agreement.

On April 1, 2007, the Company completed the acquisition of BST US Holdings, Inc. (“BST Holdings”). The Company acquired all of the outstanding shares of BST Holdings in exchange for the issuance of an aggregate of 3,355,020 shares of Series A Preferred Stock pursuant to the terms and conditions of a Stock Exchange Agreement (the “Stock Exchange Agreement”). BST Holdings was majority owned by Fund III. In connection with this transaction, Fund III received 3,195,600 shares of Preferred Stock. As described above, Mr. Ross is the managing member of the general partner of Fund III. The board of directors of the Company formed a special committee, consisting of the members of the board who were not affiliated with Mr. Ross, and the special committee, along with its independent legal and financial advisors, negotiated and approved the terms and conditions of the Stock Exchange Agreement.

In September 2007, the Company entered into a marketing and service arrangement (the “Arrangement”) with OCM India Limited (“OCM”). A majority of OCM was acquired in February 2007 by two investment funds that are affiliated with Mr. Ross or as to which WLR provides certain management and advisory services. Under the Arrangement, the Company provides certain operations, marketing and service assistance to OCM in exchange for a service fee. The fee was $75,000 per quarter through December 31, 2007. The service fee increased to $150,000 per quarter beginning on January 1, 2008. From February 2007 through the date of entry into the Arrangement, ITG provided nominal services to OCM.

On December 3, 2007, in connection with the modification of certain terms and conditions of the credit facility entered into by BST Holdings, the Company borrowed $25.0 million in aggregate principal amount from three investment funds that are affiliated with Mr. Ross. The borrowings are evidenced by subordinated promissory notes (the “Notes”) issued to each of WLR IV Parallel ESC, L.P. (“ESC”), Fund III and WLR Recovery Fund IV, L.P. (“Fund IV”) in the principal amounts of $75,000, $2,275,000 and $22,650,000, respectively. The Notes bear interest at a rate of 18.0% per annum. As described above, Mr. Ross is the managing member of the general partner of Fund III. WLR Recovery Associates IV LLC (“Associates IV”) is the general partner of Fund IV. Mr. Ross is the managing member of Associates IV and an executive officer of the managing member of ESC. The Company has not paid any principal and all interest on the Notes to date has been accrued or converted to additional principal amounts. At December 31, 2007, $25.4 million was outstanding, including interest that has been accrued or converted to principal.

ADOPTION OF INTERNATIONAL TEXTILE GROUP, INC. 2008 EQUITY INCENTIVE PLAN

In 2007, in recognition of the fact that the Company does not currently have the availability under any of its equity incentive plans to grant plan-based awards, the Compensation Committee of the Board of Directors (the “Committee”) worked with Mercer Human Resource Consulting LLC to assess marketplace trends concerning equity and equity-based compensation, to consider various design alternatives of long-term incentive plans, and to evaluate market competitive participation levels. On April 1, 2008, the Board of Directors approved the Company’s 2008 Equity Incentive Plan (the “2008 Equity Plan”).

The following is a description of the material features of the 2008 Equity Plan and does not contain all of the information about, or terms and conditions of, the 2008 Equity Plan. The description is qualified in its entirety by reference to the full text of the 2008 Equity Plan, which is attached hereto as Appendix A and is incorporated herein by this reference.

Purpose

The purpose of Company’s 2008 Equity Plan is to assist the Company in attracting, retaining and rewarding high-quality executives, employees, and other persons who provide services to the Company by enabling these persons to acquire or increase a proprietary interest in the Company.

Shares Available for Issuance

A total of 3,000,000 shares of Common Stock and 1,000,000 shares of a to-be created class of Series B convertible preferred stock (the “Series B Preferred Stock”) have been reserved for issuance under the 2008 Equity Plan. The Common Stock and the Series B Preferred Stock are generally referred to below as “Stock.” Neither the Common Stock nor the Series B Preferred Stock are currently traded on any national securities exchange or listed on any inter-dealer quotation system.

No award may be granted if the number of shares of Stock to be delivered exceeds (i) the number of shares of Stock of the same type remaining available under the 2008 Equity Plan minus (ii) the number of shares of Stock of that type issuable for outstanding awards granted for which Stock has not yet been delivered. Awards initially granted with respect to Series B Preferred Stock shall not reduce the reserve for Common Stock under the 2008 Equity Plan unless and until the Series B Preferred Stock is converted to Common Stock as provided for pursuant to its terms. If an award is canceled, expires, forfeited or otherwise terminated without delivery of Stock to the participant or if the Stock is returned to the Company, then the shares of Stock covered by such award will again be available for use under the 2008 Equity Plan. Shares will not be available for issuance under the 2008 Equity Plan if they are (i) tendered in payment of an option price or withheld as a part of a tax obligation, (ii) repurchased in the open market by the Company with proceeds from the exercise of stock options and (iii) with respect to stock appreciation rights (“SARs”) paid in Stock, to the extent there is an excess of the number of shares of Stock subject to the SAR over the number of shares of Stock delivered in payment for the spread value.

Shares of Series B Preferred Stock will automatically convert into shares of the Company’s Common Stock upon the completion of a qualified Public Offering (as defined in the certificate of designation relating to the Series B Preferred Stock) of Common Stock by the Company at a ratio equal to $25.00 divided by the public offering price per share in such Public Offering. Notwithstanding this, however, if the total number of shares of Common Stock to be issued upon such automatic conversion would exceed the maximum number of shares of Common Stock then available for issuance pursuant to awards under the 2008 Equity Plan, then the conversion ratio for the Series B Preferred Stock shall be adjusted such that the total number of shares of Common Stock to be issued upon such conversion shall equal the number of shares of Common Stock then available for issuance pursuant to awards under the 2008 Equity Plan.

Eligibility

Awards may be granted under the 2008 Equity Plan only to (i) employees of the Company, its subsidiaries and affiliates and (ii) directors of the Company and the Company’s parent, International Textile Holdings, Inc. (“Parent”), so long as the Parent is majority owner of the Company.

Administration

The 2008 Equity Plan will be administered by the Committee or such delegate as it may select. The Committee shall have full and final authority to: interpret the provisions of the 2008 Equity Plan; select eligible employees to become participants in the 2008 Equity Plan, grant awards under the 2008 Equity Plan; determine the type, number and other terms and conditions of, and all other matters relating to such awards; prescribe award agreements (which need not be identical for each participant); adopt, amend and rescind rules and regulations for the administration of the 2008 Equity Plan; construe and interpret the 2008 Equity Plan and award agreements and correct defects, supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2008 Equity Plan.

Awards—General Terms and Limitations

The 2008 Equity Plan authorizes the granting of awards to participants in the following forms: (i) stock options; (ii) SARs; (iii) restricted stock and restricted stock units; (iv) performance shares and performance units; and (v) other stock-based awards. The maximum number of shares of Common Stock with respect to one or more awards under the 2008 Equity Plan that may be granted during any one calendar year or for any other performance period to any one participant is 450,000. The maximum number of shares of Preferred Stock with respect to one or more awards under the 2008 Equity Plan that may be granted during any one calendar year or for any other performance period to any one participant is 225,000. A performance unit paid to a participant with respect to any performance period may not exceed $3,500,000 times the number of years in the performance period.

Stock Options

The Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options. The Committee shall set the option exercise price and terms, except that the exercise price of a stock option may not be less than 100% of the fair market value of the underlying shares of Stock on the date of grant. At the time of grant, the Committee in its sole discretion will determine when or under what circumstances stock options are exercisable and when they will expire (except that the term of a stock option cannot exceed ten years) and the method and form of any payment. The specific circumstances under which a participant may exercise a stock option will be set forth in the agreement evidencing the award of the stock option to the participant.

SARs

The Committee may grant SARs to be paid in cash, shares of Stock or both equal to the excess of the fair market value of the Stock underlying the award on the date the SAR is exercised over the fair market value of the Stock on the date the SAR was granted. All awards of SARs will be evidenced by an award agreement, reflecting the terms and conditions of the SAR, as determined by the Committee at the time of grant, except that the term of a SAR cannot exceed ten years.

Restricted Stock and Restricted Stock Units

The Committee may grant awards of restricted stock and restricted stock units that will be evidenced by an award agreement. The Committee in its sole discretion may impose conditions and restrictions on restricted stock (except for restrictions inconsistent with the 2008 Equity Plan) and restricted stock units that will be reflected in the award agreement.

Performance Shares and Performance Units

The Committee may grant awards of performance shares or performance units. Each award of performance units or performance shares must specify the number of performance shares or performance units to which it pertains, and the management objectives, which, if achieved, will result in payment of the award, and that the Committee must certify the management objectives before the payment of the award. Each grant shall further specify the time and manner of payment of performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or Preferred Stock or in any combination thereof and may either grant to the participant or retain in the Committee the right to elect among those alternatives.

For purposes of awards of performance shares or performance units, management objectives set by the Committee for awards will be based on one or more of the following criteria, which may be determined on a total enterprise, segment, division or other basis: earnings per share; total shareholder return; operating income; net income; cash flow; free cash flow; return on equity; return on capital; return on assets; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”); EBIT, EBITDA or EBITDAR as a percent of revenue; stock price; debt-to-capital ratio; stockholders’ equity per share; operating income as a percent of revenue; gross profit as a percent of revenue; selling, general and administrative expenses as a percent of revenue; operating cash flow; pre-tax profit; orders; revenue; customer value; restructuring costs and/or timeline; capital expenditures budget and/or timeline; manufacturing cost or expense; start-up cost or expense; greenfield start-up cost and/or timeline; business integration cost and/or timeline; project cost and/or timeline; economic value added (“EVA”); compliance with safety standards or other aspects of safety performance; satisfaction of requisite conditions for the filing of a registration statement on Form S-1 (whether or not such filing is made); or regulatory compliance (e.g., timely completion of securities or other filings or compliance with requirements of the Sarbanes-Oxley Act of 2002). Any of the preceding criteria may be adjusted by the Committee to exclude one or more specified components of the calculation or to include one or more other specified items, including, but not limited to, exclusions or inclusions designed to reflect changes during a performance period in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

Other Stock-Based Awards

The Committee may grant awards, other than stock options, SARs, performance shares, performance units, restricted stock and restricted stock units, denominated in, valued in or otherwise based on Stock. The Committee is its sole discretion will determine the terms of such stock-based awards, provided such terms comply with the requirements of Section 409A of the Code, and the applicable terms of the award will be evidenced by an award agreement reflecting such terms.

Application of Performance Criteria

The Committee may condition vesting or other aspects of any type of award, including options, SARs, restricted stock or restricted stock units, on the satisfaction of certain performance criteria. The performance criteria the Committee may use for this purpose include all of the management objectives listed above as performance criteria for purposes of performance share and performance unit awards, and the Committee has the authority under the 2008 Equity Plan to apply those performance criteria Company-wide, or based on the performance of a unit, division, department, geographic unit or function of the Company, a subsidiary or affiliate or an individual participant, in the same manner as for performance shares and performance unit awards.

Change of Control

In the event of a Change of Control of the Company (as defined in the 2008 Equity Plan), all awards shall be deemed fully vested, exercisable and payable, all restrictions shall be deemed to lapse and any performance criteria shall be deemed to satisfy the requisite performance target, subject to certain limitations set out in the 2008 Equity Plan.

Amendment and Termination

The Board of Directors or the Committee may, at any time, amend, modify or terminate the 2008 Equity Plan, except that the Board or Committee may not take any action (unless contemplated by the 2008 Equity Plan or award agreement) that will materially and adversely affect the rights of any participant of the 2008 Equity Plan without such participant’s consent.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2008 Equity Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date hereof, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2008 Equity Plan.

Nonqualified Stock Options and SARs

A recipient generally will not have any income at the time a nonqualified stock option or SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When an SAR is exercised, the recipient generally will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received.

The Company generally will be entitled to a tax deduction in connection with an award under the 2008 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) of the Code or otherwise limited by the Code.

Incentive Stock Options

A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient generally will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will generally recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

The Company generally will not be entitled to a tax deduction if the recipient of an ISO does not recognize income but should be entitled to a deduction equal to the amount the recipient includes in ordinary income if there is a disqualifying disposition.

Restricted Stock and Restricted Stock Units

A participant generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the Stock or cash received minus any amount paid. For restricted stock only, however, a participant may elect to be taxed on the value of the Stock as ordinary income at the time of grant. If the participant makes this election, any appreciation in the value of the Stock after the date of grant will be taxable to the participant as capital gain.

The Company generally will be entitled to a tax deduction in connection with an award under the 2008 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) of the Code or otherwise limited by the Code.

Performance Shares and Performance Units

A participant receiving performance shares or performance units will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance shares or for the performance units, the amount of cash and the fair market value of any shares of Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company, provided that the deduction is not disallowed by Section 162(m) of the Code or otherwise limited by the Code.

Section 162(m) Awards and Other Awards

Under Section 162(m) of the Code, in order for compensation in excess of $1 million paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” The 2008 Equity Plan allows the Committee to make awards that would be performance-based for purposes of exemption from the limitations of Section 162(m) of the Code. Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m) of the Code.

Section 409A

Any awards granted under the 2008 Equity Plan that are considered to be deferred compensation must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to the recipient. These requirements include limitations on distributions and acceleration of payments. The Company generally intends that awards will not be deferred compensation or that the awards will meet the applicable restrictions.

Other Tax Consequences

State tax consequences may differ from the United States federal income tax consequences described above. Also, some participants who receive awards under the 2008 Equity Plan may be subject to tax in countries other than the United States, and other tax rules will apply to them. This description does not address the tax consequences that will apply to those participants or the tax treatment for the Company or its subsidiaries and affiliates for those awards.

Plan Benefits

All awards to employees, officers and directors under the 2008 Equity Plan will be made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2008 Equity Plan are not determinable at this time.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at 804 Green Valley Road, Suite 300, Greensboro, NC 27408, ATTN: Corporate Secretary or by calling the Company at (336) 379-2865. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website on the Internet (http://www.sec.gov) where the Company’s reports and other information regarding the Company may be obtained free of charge.

APPENDIX A

INTERNATIONAL TEXTILE GROUP, INC.

2008 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of this International Textile Group, Inc. 2008 Equity Incentive Plan (the “Plan”) is to assist International Textile Group, Inc., a Delaware corporation (the “Company”) and its Subsidiaries and Affiliates in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its Affiliates and Subsidiaries, by enabling these persons to acquire or increase a proprietary interest in the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Affiliate” means an entity which is not a Subsidiary, but in which the Company has an equity interest, provided, however, that no entity will be considered an Affiliate for purposes of an Award of Options or SARs to an employee of the entity unless the Stock would be considered “service recipient stock,” within the meaning of Code Section 409A, in the context of such an Award.

(b) “Award” means an award under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards granted under the Plan.

(c) “Beneficiary” means the person(s), trust(s) or estate who or which by designation of the Participant in his or her most recent written beneficiary designation filed with the Company or by operation of law succeeds to the rights and obligations of the Participant under the Plan and Award agreement upon such Participant’s death.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, unless otherwise defined in an Award agreement or in an Employment Agreement:

(1) the commission by the Participant of (i) a felony or (ii) any serious crime involving fraud, dishonesty or breach of trust;

(2) gross negligence or intentional misconduct by the Participant with respect to the Company or any affiliate thereof or in the performance of his duties to the Company or any affiliate thereof;

(3) failure to follow a reasonable, lawful and specific direction of the President and CEO of the Company, his delegate, any superior officer of the Company or any other person to whom the Participant reports, directly or indirectly;

(4) failure by the Participant to cooperate in any corporate investigation, or

(5) breach by the Participant of any material provision of an employment agreement entered into between the Company or its subsidiaries and the Participant, which breach is not corrected by the Participant within ten (10) calendar days after receipt by the Participant of written notice from the Company or Affiliate of such breach.

For purposes of this definition, no act or failure to act by the Participant shall be considered “intentional” unless done or omitted to be done by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company or Affiliate.

(f) “Change of Control” means the happening of any of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), provided, however, that for purposes of this Section 2(f), WLR and all WLR Affiliates together shall be considered a single Person) of beneficial ownership

(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either (i) the then outstanding shares of Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) of this Section 2(f); or

(2) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be treated as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless, in each case following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation Company except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition: (A) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) less than 25% of, respectively, the then outstanding shares of common stock of such Company and the combined voting power of the then outstanding voting securities of such Company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such Company), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition; and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board; or

(5) A redemption by the Company of 25 percent (25%) or more of the stock owned, as of April 1, 2008, by WLR and all WLR Affiliates.

(g) “Change of Control Price” means the greater of (i) the highest Fair Market Value of a share of the underlying Stock during the 60-day period ending on the date of the Change of Control, and (ii) the highest price per share of Stock paid to holders of Stock in any transaction (or series of transactions) constituting or resulting from the Change of Control, provided, however, that, in the case of ISOs, unless the Committee otherwise provides, such price will be based only on transactions occurring on the date on which the ISOs are cashed out and that the Change of Control Price paid with respect to any Option shall not exceed the price permitted to be paid under Section 409A of the Code without causing the Option to be treated as non-qualified deferred compensation subject to Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations or other guidance thereunder and successor provisions and regulations thereto.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” means the Compensation Committee of the Board, or its delegate.

(k) “Common Stock” means the common stock of the Company, and such other securities as may be substituted (or resubstituted) for Common Stock pursuant to Section 13(d) hereof.

(l) “Company” means International Textile Group, Inc. or any successor thereto.

(m) “Convertible Preferred Stock” means preferred stock of the Company that is convertible into Common Stock.

(m) “Disability” or “ Disabled” means the absence of the Participant from the Participant’s duties with the Company on a full time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company, the administrator of its disability plan or plans or its insurers and reasonably acceptable to the Participant or the Participant’s legal representative.

(n) “Effective Date” means April 1, 2008.

(o) “Eligible Employee” means such employees of the Company and its Subsidiaries or Affiliates, including each Executive Officer and employees who may also be directors of the Company, that are selected by the Committee, in its sole discretion, from time to time to receive an Award under the Plan. An employee on leave of absence may be considered as still in the employ of the Company, Subsidiary or Affiliate for purposes of eligibility for participation in the Plan. Eligible Employees also include members of the Board and Board of Directors of the Company’s parent, International Textile Holdings, Inc., who are not employees of the Company, its Subsidiaries or its Affiliates or of a WLR Affiliate, provided, however, that members of the Board of Directors of International Textile Holdings, Inc. who are not otherwise Eligible Employees shall be Eligible Employees only for so long as International Textile Holdings, Inc. is the majority owner of the Company’s capital stock.

(p) “Employment Agreement” means, with respect to any Participant, any written agreement executed by the Participant and the Company, Subsidiary or Affiliate setting forth the specific terms and conditions of the Participant’s employment with the Company, Subsidiary or Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(r) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(s) “Fair Market Value” means, on any date, (i) with respect to Common Stock, except as otherwise provided below, the average of the opening and closing sales prices of the Common Stock on the exchange on which the Common Stock is traded on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported, and (ii) with respect to Convertible Preferred Stock or Common Stock in the event that it is not publicly traded at the time a determination of its value is required to be made hereunder, the fair market value determined by the Committee in such manner as it deems appropriate, consistent with generally applicable accounting principles and applicable legal and regulatory standards, including Treasury regulations and other guidance under Code Section 409A for Awards of Options or SARs so that such Options or SARs shall not constitute deferred compensation subject to Code Section 409A.

(t) “Good Reason” means the Termination of Employment by the Participant for any of the following reasons:

(1) involuntary reduction in the Participant’s Base Salary unless such reduction occurs simultaneously with a reduction in officers’ salaries generally applicable on a company-wide basis;

(2) involuntary discontinuance or reduction in bonus award opportunities for the Participant under the Company’s incentive or bonus plan unless a generally applicable company-wide reduction or elimination of all officers’ bonus awards occurs simultaneously with such discontinuance or reduction;

(3) involuntary discontinuance of the Participant’s participation in any employee benefit plans maintained by the Company, Subsidiary or Affiliate unless such plans are discontinued by reason of law or loss of tax deductibility to the Company, Subsidiary or Affiliate with respect to contributions to such plans, or are discontinued as a matter of Company policy applied equally to all participants in such plans that are in the same classification of employees as the Participant;

(4) failure to obtain an assumption of the Company’s, Subsidiary’s or Affiliate’s obligations under the Participant’s Employment Agreement by any successor to the Company, Subsidiary or Affiliate (as applicable), regardless of whether such entity becomes a successor as a result of a merger, consolidation, sale of assets, or other form of reorganization, except when the rights and obligations of the Company, Subsidiary or Affiliate under such Employment Agreement are vested in the successor by operation of law;

(5) involuntary relocation of the Participant’s primary office as specified in the applicable Award agreement to a location more than fifty (50) miles from the location of that office; and

(6) material reduction of the Participant’s duties in effect on the effective date of the Participant’s most current Employment Agreement, provided, however that a change in title or reporting line will not constitute Good Reason unless such change is coupled with a material reduction in the actual duties of the Participant.

(u) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(v) “Management Objectives” means the measurable performance objective(s) for the Company or any Subsidiary, Affiliate or any unit, division, geographic region, or function thereof or any individual that may be established by the Committee for a Performance Period with respect to any performance-based Awards made under the Plan, including Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Affiliate, Subsidiary, division, department, geographic region or function within the

Company in which the Participant is employed. The Management Objectives for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code will be based on more or more of the following criteria: earnings per share; total shareholder return; operating income; net income; cash flow; free cash flow; return on equity; return on capital; return on assets; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”); EBIT, EBITDA or EBITDAR as a percent of revenue; stock price; debt-to-capital ratio; stockholders’ equity per share; operating income as a percent of revenue; gross profit as a percent of revenue; selling, general and administrative expenses as a percent of revenue; operating cash flow; pre-tax profit; orders; revenue; customer value; restructuring costs and/or timeline; capital expenditures budget and/or timeline; manufacturing cost or expense; start-up cost or expense; greenfield start-up cost and/or timeline; business integration cost and/or timeline; project cost and/or timeline; economic value added (“EVA”); compliance with safety standards or other aspects of safety performance; satisfaction of requisite conditions for filing of Form S-1 (whether or not such filing is made); regulatory compliance (e.g., timely completion of securities or other filings or compliance with requirements of the Sarbanes-Oxley Act of 2002);or any of the foregoing criteria adjusted in a manner prescribed within the time permitted under Section 162(m) of the Code by the Committee (i) to exclude one or more specified components of the calculation thereof or (ii) to include one or more other specified items, including, but not limited to, exclusions under subsection (i) or inclusions under subsection (ii) designed to reflect changes during the Performance Period in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

(w) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

(x) “Option” means a right, granted to a Participant under Section 7 hereof, to purchase Common Stock or Convertible Preferred Stock at a specified price during specified time periods.

(y) “Other Stock-Based Award” means an Award made pursuant to Section 12.

(z) “Participant” means an Eligible Employee who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Employee.

(aa) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established by the Committee pursuant to Section 11 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(bb) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock or Convertible Preferred Stock awarded pursuant to Section 11 of this Plan.

(cc) “Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 11 of this Plan that has a value specified in the agreement evidencing the Award.

(dd) “Plan” means the International Textile Group, Inc. 2008 Equity Incentive Plan, as set forth herein and as the same may be amended from time to time.

(ee) “Restricted Stock” means Common Stock or Convertible Preferred Stock awarded to a Participant in accordance with the provisions of Section 9 of the Plan.

(ff) “Restricted Stock Units” or “RSUs” means an Award made pursuant to Section 10 of this Plan of the right to receive shares of Common Stock or Convertible Preferred Stock at the end of a specified Restriction Period.

(gg) “Spread Value” means, with respect to a share of Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(hh) “Stock” means Common Stock, Convertible Preferred Stock or both types of stock of the Company, whichever is applicable.

(hh) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 8.

(ii) “Subsidiary” shall have the meaning set forth in Code Section 424(f).

(jj) “Termination of Employment” means the voluntary or involuntary termination of a Participant’s employment with the Company, a Subsidiary or an Affiliate for any reason, including death, Disability, or retirement. With respect to an Eligible Employee who is such solely by virtue of his service on the Board, “Termination of Employment” means the Eligible Employee’s cessation of service on the Board. The Committee, in its sole discretion, shall determine whether a Termination of Employment is a result of Disability, and shall determine whether military or other government or eleemosynary service constitutes a Termination of Employment. To the extent necessary, a “Termination of Employment” will be limited to those circumstances that constitute a “separation from service” within the meaning of Section 409A of the Code.

(kk) “Valuation Date” means each day on which the exchange on which the Common stock is actively traded is open for business.

(ll) “WLR Affiliate” means any Person which is controlled by WL Ross & Co. LLC (“WLR”) or any fund managed by WLR or in which WLR or any fund managed by WLR directly or indirectly owns fifteen percent (15%) or more of the outstanding equity interests of such Person, other than the Company and any of the Company’s subsidiaries or any Person in which the Company directly or indirectly owns fifteen percent (15%) or more of the outstanding equity interests.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to: interpret the provisions of the Plan; select Eligible Employees to become Participants; make Awards; determine the type, number and other terms and conditions of, and all other matters relating to, Awards; prescribe Award agreements (which need not be identical for each Participant); adopt, amend and rescind rules and regulations for the administration of the Plan; construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Except as otherwise determined by the Board, unless the context otherwise requires, all actions and determinations that the Plan contemplates that the Board may take may be taken by the Committee in its stead.

(b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, Affiliates, Subsidiaries, Participants, Beneficiaries, transferees under Section 13(c) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company, Affiliates or Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions to the extent permitted under applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Company, a Subsidiary or Affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary or Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 13(d) hereof, (i) the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,000,000 (and the total number of such shares of Common Stock with respect to which ISOs may be granted shall not exceed 3,000,000), and (ii) the total number of shares of Convertible Preferred Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,000,000. Any shares of Stock delivered under the Plan shall consist of authorized and issued or unissued shares. Subject to the adjustments provided in Section 13(d) hereof, no contraction of the number of shares of Common Stock or Convertible Preferred Stock outstanding will affect the validity or enforceability of any Awards then outstanding.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock of the same type remaining available under the Plan minus the number of shares of Stock of that type issuable in settlement of or relating to then-outstanding Options or other Awards with respect to which grants have been made but shares of Stock have not yet been delivered. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Awards initially granted with respect to Convertible Preferred Stock shall not reduce the reserve for Common Stock unless and until the Convertible Preferred Stock is converted to Common Stock.

(c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan which Award is canceled, expired, forfeited or otherwise terminated without a delivery of Stock to the Participant or with the return to the Company of Stock previously delivered, including the number of shares of Stock surrendered in payment of any taxes relating to any Award, hereof will again be available for Awards under the Plan, except that if any such shares of Stock could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares of Stock shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) (A) shares of Stock tendered in payment of the exercise price of an Option, (B) shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (C) shares of Stock that are repurchased by the Company on the open market with the proceeds of the exercise of an Option, may not again be available for issuance in connection with Awards under the Plan, and (ii) if the Spread Value of a SAR is paid in shares of Stock, the shares of Stock representing the excess, if any, of (A) the number of shares of Stock subject to the SAR over (B) the number of shares of Stock delivered in payment of the Spread Value may not again be available for issuance in connection with Awards under the Plan.

5. Eligibility. Awards may be granted under the Plan only to Eligible Employees.

6. Awards—General Terms and Limitations.

(a) Awards Granted at Fair Market Value. The exercise price of an Option and the grant price of a SAR may not be less than 100% of the Fair Market Value of the underlying Stock on the date of grant. In addition, to the extent that the value of an Other Stock-Based Award is based on Spread Value, the grant price for the Other Stock-Based Award may not be less than 100% of the Fair Market Value of the underlying Stock on the date of grant. Notwithstanding the foregoing, in connection with any reorganization, merger, consolidation or similar transaction in which the Company or any Subsidiary or

Affiliate of the Company is a surviving corporation, the Committee may grant Options, SARs or Other Stock-Based Awards in substitution for similar awards granted under a plan of another party to the transaction, and in such case the exercise price or grant price of the substituted Options, SARs or Other Stock-Based Awards granted by the Company may equal or exceed 100% of the Fair Market Value of the underlying Stock on the date of grant reduced by any unrealized gain existing as of the date of the transaction in the option, stock appreciation right or other award being replaced.

(b) Annual Award Limitation. The total number of shares of Restricted Stock, RSUs and other shares of Stock subject to or underlying Options, SARs, Performance Shares, Performance Units and Other Stock-Based Awards awarded to any Participant during any calendar year or for any other Performance Period may not exceed 450,000 shares to the extent that the Stock subject to or underlying the Award is Common Stock or 225,000 shares to the extent that the Stock subject to or underlying the Award is Convertible Preferred Stock. A Performance Unit paid to a Participant with respect to any Performance Period may not exceed $3,500,000 times the number of years in the Performance Period.

(c) Performance-Based Awards. In the discretion of the Committee, any Award granted pursuant to the Plan may be designated as a performance-based award intended to qualify, through the application of Management Objectives over a specified Performance Period, as “performance-based compensation” within the meaning of Code Section 162(m).

7. Terms of Options.

(a) General. Options may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of the Participant’s Termination of Employment and terms permitting a Participant to make elections relating to his or her Option. Options granted under the Plan will be in the form of Incentive Stock Options or Nonqualified Stock Options. The Committee shall (subject to Section 13(i)) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan.

(b) Specific Terms of Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(1) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of the underlying Stock on the date of grant of such Option.

(2) Vesting. Each Participant shall acquire a nonforfeitable right to Options awarded to him in accordance with the provisions of the agreement evidencing the Award of the Options.

(3) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time(s) at which or the circumstances under which an Option may be exercised in whole or in part (including based on completion of future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Stock held for more than six months, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. The specific circumstances under which a Participant may exercise an Option will be set forth in the agreement evidencing the Award of the Option to the Participant.

(4) ISOs. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of grant, that the Option is an ISO under Section 422 of the Code. ISOs may be granted only to those Eligible Employees who are entitled to acquire incentive stock options from the Company under Code Section 422. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code

Section 422, unless the Participant has first requested the change that will result in such disqualification. If any provision of the Plan or any Option designated by the Committee as an ISO shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of the Plan and the Award agreement shall remain in full force and effect. An Option granted under the Plan will be an ISO only if the agreement evidencing the award of the Option specifically states that the Option is to be an ISO; if the Agreement does not so state, the Option will be a Nonqualified Stock Option. In addition, an Option may be an ISO only if it is awarded within ten years after the Effective Date.

(5) Term of Options. Options will terminate after the first to occur of the following:

(i) Expiration of the Option as provided in the applicable Award agreement as determined by the Committee;

(ii) Termination of the Option Award, as provided for in Section 7(b)(7), following the Participant’s Termination of Employment; or

(iii) Ten years from the date of grant.

(6) Acceleration/Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares of Stock under any Option prior to the time such Option would otherwise vest under the terms of the applicable Award agreement. In addition, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Option granted under the Plan to be exercised after its termination date described in Section 7(b)(7), but in no event later than the last day of the term of the Option as set forth in the applicable Award agreement. Notwithstanding the foregoing, the Committee will not extend the exercise period of any Option to the extent that the extension would cause the Option to be considered nonqualified deferred compensation subject to the provisions of Section 409A.

(7) Exercise of Options Upon Termination of Employment, Death or Disability. Except as otherwise provided in this Section 7(b)(7) or in or pursuant to Section 7(b)(6), or as otherwise expressly provided in a Participant’s Award agreement as authorized by the Committee, the right of the Participant to exercise Options shall terminate upon the Participant’s Termination of Employment, regardless of whether or not the Options were vested in whole or in part on the date of Termination of Employment.

(i) Termination of Employment. Any Option or portion thereof that is not exercisable on the date of a Participant’s Termination of Employment shall immediately expire, and any Option or portion thereof which is exercisable on the date of such Termination of Employment may be exercised during a three-month period after such date (after which period the Option shall expire), but in no event may the Option be exercised after its expiration under the terms of the Award agreement. Notwithstanding the foregoing, if the Participant’s Termination of Employment is by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then any Option or unexercised portion thereof granted to said Participant shall immediately expire upon such Termination of Employment.

(ii) Disability or Death of Participant. In the event of the Disability or death of a Participant under the Plan while the Participant is employed by the Company or an Affiliate, any Option or portion thereof which is not exercisable on the date of such Disability or death shall immediately expire, and any Option or portion thereof which is exercisable on the date of such Disability or death may be exercised at any time from time to time, within a one-year period after the date of such Disability or death, by the Participant, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution (after which period the Option will expire), but in no event may the Option be exercised after its expiration under the terms of the Award agreement.

8. Terms of Stock Appreciation Rights.

(a) General. A SAR represents the right to receive a payment, in cash, shares of Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of a SAR and all other applicable terms and conditions will be established by the Committee in its sole discretion and will be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, a SAR will be exercisable, in whole or in part, by giving written notice of exercise to the Company, but in no event will a SAR be exercisable later than the tenth anniversary of the date on which it was granted.

(b) Specific Terms of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(1) Term of SARs. SARs will terminate after the first to occur of the following:

(i) Expiration of the SAR as provided in the applicable Award agreement as determined by the Committee;

(ii) Termination of the SAR Award, as provided for in Section 8(b)(2), following the Participant’s Termination of Employment; or

(iii) Ten years from the date of grant.

(2) Exercise of Stock Appreciation Rights Upon Termination of Employment, Death or Disability. Except as otherwise provided in this Section 8(b)(2), or as otherwise expressly provided in a Participant’s Award agreement as authorized by the Committee, the right of the Participant to exercise the SAR shall terminate upon the Participant’s Termination of Employment, regardless of whether or not the SAR was vested in whole or in part on the date of Termination of Employment.

(i) Termination of Employment. Any SAR or portion thereof that is not exercisable on the date of a Participant’s Termination of Employment shall immediately expire, and any SAR or portion thereof which is exercisable on the date of such Termination of Employment may be exercised during a three-month period after such date (after which period the SAR shall expire), but in no event may the SAR be exercised after its expiration under the terms of the Award agreement. Notwithstanding the foregoing, if the Participant’s Termination of Employment is by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then any SAR or unexercised portion thereof granted to said Participant shall immediately expire upon such Termination of Employment.

(ii) Disability or Death of Participant. In the event of the Disability or death of a Participant under the Plan while the Participant is employed by the Company or an Affiliate, any SAR or portion thereof which is not exercisable on the date of such Disability or death shall immediately expire, and any SAR or portion thereof that is exercisable on the date of such Disability or death may be exercised at any time from time to time, within a one-year period after the date of such Disability or death, by the Participant, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the SAR shall pass by will or the laws of descent and distribution (after which period the SAR will expire), but in no event may the SAR be exercised after is expiration under the terms of the Award agreement.

9. Terms of Restricted Stock Awards.

(a) General. Shares of Restricted Stock may be granted on the terms and conditions set forth in this Section 9. In addition, the Committee may impose on any Award of Restricted Stock, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of shares of Restricted Stock in the event of the Participant’s Termination of Employment and terms permitting a Participant to make elections relating to his or her shares of Restricted Stock. The Committee shall (subject to Section 13(i)) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award of shares of Restricted Stock that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant of any shares of Restricted Stock.

(b) Vesting. Each Participant shall acquire a nonforfeitable right to shares of Restricted Stock awarded to him in accordance with the provisions of the agreement evidencing the Award of the Restricted Stock.

(c) Ownership Rights. Subject to the terms of the Plan, to divestment based on the forfeiture restrictions applying to an Award of Restricted Stock and to the other terms of the Award agreement, (i) Restricted Stock granted pursuant to an Award shall for all purposes be issued and outstanding shares of Common Stock or Convertible Preferred Stock, and (ii) the Participant shall be the record owner of the Restricted Stock granted by the Award, shall have the right to vote the Restricted Stock as Stock on any matter upon which holders of Stock of the same type are entitled to vote, and shall be entitled to dividends and distributions on the Restricted Stock which are payable with respect to outstanding shares of Stock of the same type.

10. Terms of Restricted Stock Units.

(a) Agreement to Grant Stock. Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock or Convertible Preferred Stock to the Participant, as determined by the Committee in its sole discretion, in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.

(b) Exercise Price. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of the underlying Stock at the date of grant.

(c) Restrictions. Each such grant or sale shall be subject to such forfeiture and other restrictions as may be determined by the Committee at the date of grant, and may provide for the lapse or other modification of such restrictions in the event of a Change of Control.

(d) Voting and Dividend Rights. While and to the extent that forfeiture restrictions apply to an Award, the Participant shall have no right to transfer any rights under his or her Award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Committee may, at or after the date of grant, authorize the payment of dividend equivalents on the shares underlying such units on either a current or deferred or contingent basis, either in cash, in additional shares of Stock, or in other rights or property.

11. Performance Shares and Performance Units.

(a) Agreement to Grant Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) Performance Periods. The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time commencing with the date of grant as shall be determined by the Committee on the date of grant.

(c) Specification of Performance Goals. Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

(d) Time and Form of Payment. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or Convertible Preferred Stock or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e) Limitations on Awards. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Stock issued with respect thereto may not exceed maximums specified by the Committee at the date of grant.

(f) Dividend Equivalents. The Committee may, at or after the date of grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash, in additional shares of Stock or in other rights or property.

12. Other Stock-Based Awards.

(a) Other Stock-Based Awards. The Committee may grant Awards, other than Options, SARs, Restricted Stock, RSUs, Performance Shares or Performance Units, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this Section 12 and all other terms and conditions applicable to the awards will be determined by the Committee in its sole discretion and will be set forth in the applicable Award agreement, and all such terms shall comply with the requirements of Code Section 409A to the extent it is applicable to any such Award.

13. General Provisions.

(a) Change of Control. Notwithstanding any provision of the Plan to the contrary and unless otherwise provided in the applicable Award agreement, in the event of any Change of Control:

(1) Any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option without regard to any Termination of Employment, subject only to (i) applicable restrictions set forth in Section 13(b) and (c) hereof and (ii) the Committee’s right to cancel all Options and, if an Option in the Committee’s judgment has value based on its exercise price, provide for a payment of the aggregate spread in the cancelled Options. In addition, a Participant who is an Executive Officer of the Company and whose employment is involuntarily terminated by the Company within 60 days after a Change of Control will be permitted to surrender for cancellation within 60 days after the Change of Control any Option or portion of an Option to the extent not exercised and to receive a payment of shares of Stock having an aggregate Fair Market Value with respect to such Stock on the date the Participant surrenders the Option equal to the excess, if any, of (i) the Change of Control Price, over (ii) the exercise price of the Option. The provisions of this Section 13(a)(1) will not be applicable to any Options granted to a Participant if the Change of Control results from the Participant’s beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities;

(2) Any SARs outstanding as of the date the Change of Control occurs will become fully vested and will be exercisable in accordance with procedures established by the Committee. The provisions of this Section 13(a)(2) will not be applicable to any SARs granted to a Participant if the Change of Control results from the Participant’s beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities;

(3) Any restrictions and other conditions applicable to any Restricted Stock or Restricted Stock Units held by the Participant will lapse and such Restricted Stock or Restricted Stock Units will become fully vested as of the date of the Change of Control;

(4) Any Performance Shares or Performance Units held by the Participant relating to Performance Periods before the Performance Period in which the Change of Control occurs that have been earned but not paid will become immediately payable in cash. In addition, any Performance Shares or Performance Units awarded to a Participant for a Performance Period that has not been completed at the time of the Change of Control will be deemed satisfied at the target level for the Performance Period, and payment with respect to the Performance Shares or Performance Units will be made in cash upon the Change of Control. Notwithstanding the foregoing, if the Committee in its sole discretion determines that any Performance Shares or Performance Units awarded would be considered nonqualified deferred compensation within the meaning of Section 409A of the Code, and if the Change of Control would not be considered a “change in control” for purposes of Section 409A of the Code, then a Participant’s entitlement to payment with respect to the Performance Shares or Performance Units will be determined as described above in Section 13(a)(4), but payment with respect to such Performance Shares or Performance Units will be made on the date originally scheduled for payment or, if earlier, upon the Participant’s Termination of Employment; and

(5) Any Other Stock-Based Awards that vest solely on the basis of the passage of time will be treated in connection with a Change of Control in the same manner as are Awards of Restricted Shares and RSUs, as described in Section 13(a)(3) above. Other Stock-Based Awards that vest on the basis of satisfaction of performance criteria will be treated in connection with a Change of Control in the same manner as are Performance Shares and Performance Units, as described in Section 13(a)(4) above, except that payment will be made only in shares of Stock. Notwithstanding the foregoing, if the committee in its sole discretion determines that any Other Stock-Based Award would be considered nonqualified deferred compensation within the meaning of Section 409A of the Code, and if the Change of Control would not be considered a “change in control” for purposes of Section 409A of the Code, then a Participant’s entitlement to payment with respect to the Other Stock-Based Award will be determined as described above in this Section 13(a)(5), but payment with respect to such Other Stock-Based Award will be made on the date originally scheduled for payment, or, if earlier, upon the Participant’s Termination of Employment.

(b) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company may in the future be listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(c) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company, a Subsidiary or an Affiliate), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and Options, SARs or Other Stock-Based Awards that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Options (other than ISOs), SARs and Other Stock-Based Awards may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Option, SAR, or Other Stock Based Award but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option, SAR or Other Stock-Based Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(d) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, Convertible Preferred Stock or other property), capital contribution, recapitalization, forward or reverse split, reorganization, merger, acquisition, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other corporate transaction or event affects the Common Stock or Convertible Preferred Stock, such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock or Convertible Preferred Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Common Stock or Convertible Preferred Stock subject to or deliverable in respect of Awards and (iii) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make such adjustments in the terms and conditions of, and the criteria included in, Awards as the Committee deems equitable in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, Subsidiary, Affiliate or any business unit, or the financial statements of the Company or Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, Subsidiary, Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(e) Payments and Payment Deferrals. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee may determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Stock equivalents. Notwithstanding the foregoing, no action will be taken or authorized pursuant to this Section 13(e) to the extent that it would violate the requirements of Section 409A of the Code or cause any Award of Options or SARs to be considered to provide for the deferral of compensation within the meaning of Section 409A of the Code.

The Committee may require that each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Award Agreements. Each Award under the Plan will be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee or otherwise provided under the Plan) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event of the recipient’s Termination of Employment. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an outstanding Award without the Award recipient’s consent.

(g) Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(h) Taxes. The Company and any Affiliate or Subsidiary is authorized to withhold from any payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations (not to exceed the minimum statutorily required tax withholding), either on a mandatory or elective basis in the discretion of the Committee.

(i) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, provided that, without the consent of an affected Participant, except as otherwise contemplated by the Plan or the terms of an Award agreement, no such Board or Committee action may materially and adversely affect the rights of a Participant under any previously granted and outstanding Award. Except as otherwise provided in the Plan, the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, provided that, without the consent of an affected Participant, except as otherwise contemplated by the Plan or the terms of an Award agreement, no Committee action may materially and adversely affect the rights of such Participant under such Award.

(j) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company, a Subsidiary or an Affiliate, (ii) interfering in any way with the right of the Company, Subsidiary or Affiliate to terminate any Eligible Employee’s or Participant’s employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Option or an Award of Restricted Stock. To the extent that an employee of a Subsidiary or Affiliate receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the employee’s employer or that the employee has an employment relationship with the Company.

(k) Provisions Held Invalid or Unenforceable. If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability will not affect the remaining parts of the Plan, and the Plan will be enforced and construed as if such provision had not been included.

(l) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Company and its subsidiaries as it may deem desirable.

(m) Payments in the Event of Forfeitures. Unless otherwise determined by the Committee, in the event of a forfeiture of a share of Stock, Option or SAR with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.

(n) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Delaware law, without giving effect to principles of conflicts of laws, and applicable federal law.

(o) Plan Effective Date. The Plan has been adopted by the Board as of the Effective Date.

(p) Last Grant Date. No Award may be granted under the Plan after December 31, 2017.

(q) Unfunded Status of Plan. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; however, unless the Committee otherwise determines, the structure of such trusts or other arrangements must be consistent with the “unfunded” status of the Plan.